UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 4, 2007

Encysive Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-20117	13-3532643
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4848 Loop Central Drive, Suite 700, Houston, Texas		77081
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-796-8822

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On September 4, 2007, Encysive Pharmanceuticals Inc. (the "Company") announced that the Company has completed patient enrollment in the Phase II trial for Sitaxsentan sodium (Thelin™) in the treatment of diastolic heart failure (DHF). DHF is a type of congestive heart failure (CHF).

Sitaxsentan is being tested on approximately 150 DHF patients at approximately 40 study centers. The primary efficacy objective of the study is change in treadmill exercise time at week 24 of treatment. A Data Safety Monitor Board has conducted two reviews of the Phase II trial with no recommended changes to the study plan.

About Diastolic Heart Failure

Diastolic heart failure occurs when the heart is stiff and cannot relax after contracting. Consequently the heart cannot properly fill with blood, causing blood to back up in the left atrium and lung. Three million Americans have CHF and 500,000 new cases are diagnosed each year. Of these cases, DHF accounts for 40 to 60 percent.

This current report contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are: the timing for completion of our clinical trials and the results of such trials; decisions by the FDA regarding whether and when to approve our NDA for Thelin™; unexpected delays in regulatory approval of Thelin™ by the FDA in the U.S. and our other products under development; the unpredictability of the duration and results of regulatory review of new drug applications and investigational new drug applications by the FDA; our estimate of the sufficiency of our existing capital resources; our ability to raise additional capital to fund cash requirements for future operations and the availability of sufficient funds to commercialize Thelin™ in the U.S. should it be approved by the FDA, as well as more specific risks, trends and uncertainties facing Encysive such as those set forth in its reports on Forms 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks, trends and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore you should not rely on any such forward-looking statements. Furthermore, Encysive undertakes no duty to update or revise these forward-looking statements. The Private Securities Litigation Reform Act of 1995 permits this discussion.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encysive Pharmaceuticals Inc.

September 5, 2007	By:	/s/ Paul S. Manierre

Name: Paul S. Manierre
Title: Vice President, General Counsel and Secretary